Exhibit 99.1

FOR IMMEDIATE RELEASE

Rotoblock Corp. Moves Headquarters from Canada to California, Names New President, CFO

Company Recruits Management, Retains Engineering Team to Accelerate Commercialization of Patented Oscillating Piston Engine

SANTA ROSA, California (September 6, 2005) - Rotoblock Corporation (OTCBB: ROTB.OB - News) announced today the addition of key personnel and relocation of its corporate headquarters as part of its efforts to accelerate commercialization of its oscillating piston engine. Rotoblock has moved its headquarters from Vancouver, British Columbia to Santa Rosa, California and has named Matthias Heinze as President and Tom Howard as CFO.

Rotoblock says the relocation from Vancouver, British Columbia to California is a natural evolution for the development of the engine technology. The mechanical portion is close to completion and more financial and human resources are being assigned to the project. Testing is underway on Rotoblock’s second generation Oscillating Piston Engine with results to be announced. At the same time, the Company has accelerated its efforts to complete the engineering, manufacturing and marketing of the patented engine technology.

To assist in these efforts, Rotoblock is repositioning its talent and adding to its management team. Matthias Heinze has been named as President of the Company to fill the post left by former President and CEO Peter H. Scholl. Thomas M. Howard has been named as Chief Financial Officer to fill the vacancy left by former Chief Financial Officer Lance Waymen.

The founding engineering team of Peter Scholl and Wilfred L. Chipman have signed consultant agreements to stay on with the Company to assist with engineering, new product development and completion of the engine. Mr. Scholl is an accomplished engineer, designer and management professional in a variety of complex fields in Canada and the U.S., including rotary and fixed wing aircraft, oil field equipment, heavy equipment, water purification and industrial facility management. Mr. Chipman is an electrical engineer, educated at University of British Columbia in Vancouver, Canada with extensive experience in product development, electrical and electronic engineering and manufacturing management. Among his many accomplishments, Chipman designed and manufactured the first commercial color video games in Canada.

New Rotoblock President Matthias Heinze has an extensive understanding of the oscillating piston engine and its applications. Mr. Heinze is currently a Director of Technology for TUV, a major U.S.-German corporation. For the past twenty years he has been responsible for the growth of the quality, medical, product safety and telecommunications for the Industrial Machinery and Pressure Equipment divisions at TUV. Mr. Heinze has over twenty years of experience in the safety industry and holds Engineering Degrees from FH Hamburg and FH Jena in Germany.

Newly appointed CFO Thomas Howard has owned and operated the accounting firm Thomas M. Howard Certified Public Accountant for the past 13 years. He has been the CEO of a public company before, has been a CPA for the past 17 years and has consulted with many public and private companies as CFO for the past 15 years.

The headquarters for Rotoblock Corporate has been relocated from Vancouver, British Columbia to Santa Rosa, California, a move the Company says will offer more opportunities for its engine technologies.

About Rotoblock Corporation

Rotoblock is solely focused on the continued development and improvement of the Oscillating Piston Engine to the state where its mechanical, ecological and economic viability leads to the profitable licensing of the manufacturer's rights to a proprietary patented design or a partnership for its manufacture. The company was incorporated in Nevada, is headquartered in Santa Rosa, California and has its operating labs in Vancouver, Canada. The Company has full rights to the patents of the original Oscillating Piston Engine and believes the Rotoblock Oscillating Piston Engine has particular and useful applications in developing countries such as China and India and will be including these areas in the marketing and commercialization phase of this engine. Visit Rotoblock’s corporate website for details about the company, technology, and regulatory filings. The address is: http://www.rotoblock.com.

Safe Harbor For Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Rotoblock Corporation has little or no control

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Contact: Tony R. Collins, (877) 511-0110